Exhibit 1

     In accordance with Rule 13d-1(f) of Regulation 13D-G of the Securities and Exchange Act of 1934, as amended, the undersigned filing Persons agree to the joint filing on behalf of each of them of this Statement on Schedule 13G (including any and all amendments thereto) relating to the Common Stock, no par value, of Distribución y Servicio D&S S.A.

SERVICIOS PROFESIONALES Y DE COMERCIALIZACIÓN S.A.
By:	/s/ Rodrigo Cruz Matta
	Name:	Rodrigo Cruz Matta
	Title:	Executive Officer

Dated: February 9, 2005

EMPRESAS ALMAC S.A.
By:	/s/ Rodrigo Cruz Matta
	Name:	Rodrigo Cruz Matta
	Title:	Executive Officer

Dated: February 9, 2005

FUTURE INVESTMENTS S.A.
By:	/s/ Rodrigo Cruz Matta
	Name:	Rodrigo Cruz Matta
	Title:	Executive Officer

Dated: February 9, 2005

SERVICIOS E INVERSIONES TRUCHA S.A.
By:	/s/ Ricardo Mendoza Vivanco
	Name:	Ricardo Mendoza Vivanco
	Title:	Executive Officer

Dated: February 9, 2005

INTERNATIONAL SUPERMARKET HOLDINGS S.A.
By:	/s/ Ricardo Mendoza Vivanco
	Name:	Ricardo Mendoza Vivanco
	Title:	Executive Officer

Dated: February 9, 2005

INVERSIONES MIRAMAR TRES LIMITADA
By:	/s/ Ricardo Mendoza Vivanco
	Name:	Ricardo Mendoza Vivanco
	Title:	Executive Officer

Dated: February 9, 2005

NICOLÁS IBÁÑEZ SCOTT
By:	/s/ Rodrigo Cruz Matta
	Name:	Rodrigo Cruz Matta
	Title:	Attorney in Fact

Dated: February 9, 2005

FELIPE IBÁÑEZ SCOTT
By:	/s/ Rodrigo Cruz Matta
	Name:	Rodrigo Cruz Matta
	Title:	Attorney in Fact

Dated: February 9, 2005